Exhibit 99.1

VIASPACE FILES TWO PATENT APPLICATIONS FOR TAMPER RESISTANCE AND AUTHENTICATION OF FUEL
CARTRIDGES

PASADENA, CA.—May 3, 2006—VIASPACE Inc. (OTCBB: VSPC), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that its subsidiary, Direct Methanol Fuel Cell Corporation, has filed two provisional patent applications on tamper resistance and authentication of fuel cartridges for fuel cell powered portable electronic devices.

Fuel cell cartridge safety regulations published by the International Electrotechnical Commission (IEC) require that cartridges meet stringent safety standards including child resistance. The patent application on tamper with resistance includes several low cost approaches that are applicable to fuel cell cartridges, and also to other containers that hold substances that need to be kept out of the reach of children.

Manufacturers of fuel cell powered portable electronic devices want to be assured that the cartridges inserted into these devices meet the stringent safety standards required by the IEC. They are concerned that poor quality counterfeit or “knock off” cartridges may be produced and used in their laptops or cell phones. These poor quality cartridges may leak and cause a fire or other damage to their equipment, or harm users. One way to verify that the cartridge is genuine is through a process called authentication. For example, the laptop computer will not open the valve to the fuel cell for a counterfeit cartridge.

Dr. Carl Kukkonen, VIASPACE CEO, commented, “With these latest patent applications, combined with the intellectual property licensed from Caltech, VIASPACE and Direct Methanol Fuel Cell Corporation are well positioned in the fuel cell cartridge business. Tamper resistance and authentication are important technologies that apply to fuel cell cartridges, but also may have substantial markets in other areas. Our focus has been to develop technologies that are very low cost and therefore can be implemented in everyday consumer products.”

About VIASPACE: VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, and information and computational technology. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

Press contact: Carl Kukkonen 626-768-3360
—
This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.